EXHIBIT 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

This election form and letter of transmittal is being delivered to you under the Agreement and Plan of Merger between FNB Financial Corporation ("FNB") and Southern Michigan Bancorp, Inc. ("Southern"), pursuant to which FNB would merge with and into Southern. This election form enables you to elect the form of consideration you wish to receive in exchange for your shares of FNB common stock upon completion of the merger, subject to the terms and conditions of the plan of merger and this election form.

EXCHANGE AGENT: SOUTHERN MICHIGAN BANK & TRUST
Mailing Address: Southern Michigan Bank & Trust Attn: Trust Department Post Office Box 309 Coldwater, Michigan 49036-1995	By Hand: Southern Michigan Bank & Trust Attn: Trust Department 51 West Pearl Street Coldwater, Michigan 49036-1995

IMPORTANT: For your election to be effective, the Exchange Agent must receive this properly completed election form AND (i) all FNB stock certificates representing all of your shares of FNB common stock covered by the election; (ii) a properly completed guarantee of delivery of your FNB common stock certificates; or (iii) a properly completed affidavit and bond for lost stock certificates no later than the Election Deadline. The "Election Deadline" is the date and time of the special meeting of FNB shareholders to vote on the proposed merger, which is presently scheduled for 6:00 p.m. EST on [November 6, 2007]. Please read the instructions carefully before completing this election form. For assistance, please call the Exchange Agent at (517) 279-5503.
DESCRIPTION OF CERTIFICATES SURRENDERED
Certificates Enclosed (Attach list if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Numbers	Total Number of Shares Represented By Certificates

TOTAL SHARES

☐Check the box to the left if you have lost any of your FNB common stock certificates and complete the Affidavit For Lost Stock Certificates located under Instruction B(5).

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ELECTION OPTIONS (MARK ONLY ONE BOX)
(See Instruction A(3))
☐	ALL STOCK ELECTION: Exchange all my shares of FNB common stock for 1.87 shares of Southern common stock per share of FNB common stock, plus cash in lieu of any fractional share.

☐	ALL CASH ELECTION: Exchange all my shares of FNB common stock for cash in the amount of $45.35 per share of FNB common stock.

☐

COMBINATION ELECTION: Exchange ____________ of my shares of FNB common stock for 1.87 shares of Southern common stock per share of FNB common stock and the remainder for $45.35 per share of FNB common stock. (Please write in the blank the number of shares of FNB common stock you would like to exchange for Southern common stock.)

☐	NO ELECTION: I have no preference on the receipt of either Southern common stock or cash.

IMPORTANT: If you do not mark an option, mark more than one option, or mark "no election," your shares of FNB common stock will be designated as non-election shares.

          By signing this election form, you understand that your election is subject to the terms, conditions and limitations set forth in the plan of merger and this election form. You acknowledge that you understand that your election is subject to an allocation adjustment to ensure that 50% of the outstanding shares of FNB common stock will be converted into the right to receive cash and 50% of the outstanding shares of FNB common stock will be converted into the right to receive Southern common stock. Because elections are subject to potential allocation, there can be no assurance that you will receive the type or proportion of consideration you elect for all your shares of FNB common stock. Any allocation adjustment will be made in accordance with the allocation procedures set forth in the plan of merger.

          By signing this election form, you represent and warrant that you have full power and authority to submit, sell, assign and transfer the above described shares of FNB common stock and that at the effective time of the merger Southern will acquire complete record and beneficial ownership of such shares of FNB common stock, free and clear of all liens, restrictions, charges and encumbrances. You irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact, with full power of substitution, to exchange stock certificates formerly representing FNB common stock, together with accompanying evidence of transfer and authenticity, for stock certificates representing Southern common stock or cash, as set forth under "Election Options" and as provided in the plan of merger. Delivery of the enclosed stock certificates will be completed, and the risk of loss and title to the stock certificates will pass, only upon proper delivery of the stock certificates to the Exchange Agent. All authority conferred by you in this election form will survive your death or incapacity, and any obligation of yours under this election form will be binding on your heirs, personal representatives, successors and assigns.

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SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS (See Instructions B(1), B(2) and B(3))	SPECIAL DELIVERY INSTRUCTIONS (See Instruction B(4))

To be completed ONLY if (i) the Southern common stock certificate to be issued and/or (ii) the check in exchange for the stock certificates surrendered with this election form are to be issued in the name of someone other than in your name as it appears on FNB's stock records (see the label above, if any.) The taxpayer identification number of the new owner must be provided. (See Instruction B(7).)

Complete ONLY if the Southern common stock certificate and/or check, as applicable, is to be delivered to someone other than you or to you at an address other than that shown after your name at the top of the cover letter to this election form.

Mail new certificate and/or check to:
Issue and deliver new stock certificate and/or check to:

Name:	Name:

(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address:	Address:

(include Zip Code)	(including Zip Code)
Dated

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IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE
FORM W-9 BELOW MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

	IMPORTANT	MEDALLION SIGNATURE GUARANTEE
	SHAREHOLDER SIGN HERE	Required only if Special Payment and/or Issuance Instructions are provided.
	(Also Complete Substitute Form W-9)	(See Instruction B(2).)

X

X

To be valid this election form must be signed by the registered holder(s) of FNB shares exactly as their names appear on stock certificates. If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B(1).

Dated

Name(s)

(Please print)

Capacity:
The signatures should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

Area Code and Telephone No.:

[Page 1, Part 4]

PAYER'S NAME: SOUTHERN MICHIGAN BANCORP, INC.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (See Instruction B(7)) Please fill in your name and address below:
Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.
Social Security Number OR Employer Identification Number(s)
Part 2 - Certification - For Payees Exempt from Backup Withholding - Under penalties of perjury, I certify that:
Name

Business name, if different from above
				(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
Check appropriate box				(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

				(3)	I am a U.S. person (including a U.S. resident alien).
☐	Individual/Sole proprietor	☐	Corporation
☐ ☐	Partnership Exempt from backup withholding	☐	Other ________
Certificate Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Address (number and street)

City, State and Zip Code

SIGNATURE DATE , 20___

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NOTE: Failure to complete and return the substitute form W-9 may result in backup tax withholding at the applicable withholding rate on any payments made to you pursuant to the merger. Please review instruction B(7) for additional information.

This election form is not a proxy or ballot to vote on approval of the plan of merger. A prospectus and proxy statement has been mailed to you separately. Please refer to the prospectus and proxy statement for instructions on how to vote your shares. For a copy of the prospectus and proxy statement, please call Richard E. Dyer, President and Chief Executive Officer of FNB at (269) 279-3500.

INSTRUCTIONS

A.          Special Conditions

          1.          Time in which to Make an Election. For your election to be effective, the Exchange Agent must receive this properly completed election form AND (i) all FNB stock certificates representing all of your shares of FNB common stock covered by the election; (ii) a properly completed guarantee of delivery of your FNB common stock certificates; or (iii) a properly completed affidavit and bond for lost stock certificates no later than the Election Deadline. If you fail to make an effective election or revoke your election, your shares of FNB common stock will be designated as non-election shares. See instruction A(8) below. The method of delivery of all documents, including stock certificates, is at your option and risk. The Exchange Agent recommends that you send such documents by a nationally recognized overnight delivery service with tracking capability (such as Federal Express).

          2.          Description of Certificates. Insert in the box at the top of the Election Form marked "Description of Certificates Surrendered" the certificate numbers of the FNB common stock certificates that you are surrendering with this election form, the number of shares represented by each certificate, and the names and addresses of the registered owners of the stock certificates. If the space provided is insufficient, attach a separate sheet listing this information.

          3.          Election Options. In the box marked "Election Options," indicate whether you would like to receive in exchange for your shares of FNB common stock, (i) only shares of Southern common stock; (ii) only cash, or (iii) a combination of Southern common stock and cash, or, if you have no preference, mark "No Election." Mark only one selection in this box.

          4.          Change of Election. You may revoke a previously submitted election form and change your election at any time before the Election Deadline by submitting to the Exchange Agent a new election form, properly completed and signed, before the Election Deadline.

          5.          Withdraw of Election. You may withdraw your election and all stock certificates submitted with an election form by written notice received by the Exchange Agent at any time before the Election Deadline. All shares of FNB common stock represented by stock certificates so withdrawn will become non-election shares. Stock certificates representing such withdrawn shares will be sent to you, or if you request personal delivery, will be made available to you at the offices of the Exchange Agent, in either case within two business days of receipt of such written notice.

          6.          Joint Election. Record holders of FNB common stock who make a joint election will be considered a single holder of the shares of FNB common stock covered by the joint election. Joint election forms may be submitted only by persons submitting stock certificates registered in different forms of the same name (e.g. "John Smith" on one stock certificate and "J. Smith" on another stock certificate) and by persons who may be considered to own each other's shares of FNB common stock under the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If a joint election form is submitted, each record holder FNB common stock covered by this election form must properly sign this election form in accordance with instruction B(1), attaching additional sheets if necessary. The signatures of the holders will be deemed to constitute a certification that the persons submitting a joint election form are eligible to do so.

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          7.          Election by Representative. Any record holder of FNB common stock who is a nominee, trustee, or other representative may submit multiple election forms, provided that each election form covers all the shares of FNB common stock held by each representative for a particular beneficial owner. Upon request by Southern, representative holders will be required to certify to the satisfaction of Southern that the record holder holds FNB common stock as nominee, trustee, or other representative capacity for the beneficial owners of such shares. Each beneficial owner for whom an election form is so submitted will be treated as a separate shareholder of FNB for purposes of any allocation adjustment required under the plan of merger.

          8.          Non-Election Shares. If you (i) mark the "No Election" box on this election form; (ii) fail to submit a properly completed election form and stock certificates representing your FNB common stock (or a properly completed guarantee of delivery of your FNB common stock certificates or a properly completed affidavit for lost stock certificates) by the Election Deadline; (iii) revoke your previously submitted election form and fail to submit a properly completed and effective election form before the Election Deadline; or (iv) withdraw your election and all stock certificates submitted with this election form by written notice received by the Exchange Agent before the Election Deadline, your shares will be designated non-election shares under the plan of merger. Your non-election shares will be converted into the right to receive a cash payment of $45.35 or 1.87 shares of Southern common stock per share of FNB common stock, or a combination of both, under the allocation procedures set forth in the plan of merger.

B.          General

          1.          Signatures. The signature or signatures (in the case of two or more joint holders of FNB common stock for which a joint election form is submitted) on the election form should correspond exactly with the names as written on the face of the FNB common stock certificates, unless the shares of FNB common stock described in this election form have been assigned by the registered holders, in which event this election form should be signed exactly with the name of the last transferee indicated on the transfer attached to or endorsed on the stock certificates.

          If this election form is signed by a person other than the registered owner of the stock certificates listed, the stock certificates must be endorsed or accompanied by appropriate stock powers, in either case signed by the registered owners in the names that appear on the stock certificates, and the signatures appearing on such endorsements or stock powers and on this election form must be guaranteed by an eligible financial institution or broker who is a member or participant in a Medallion Program approved by the Securities Transfer Association, Inc.

          If this election form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this election form.

          The stock certificates may be surrendered by a firm acting as agent for the registered holders if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.

          2.          Special Payment and/or Issuance Instructions. If checks or stock certificates representing Southern common stock are to be payable to the order of or registered in other than exactly the names that appear on the stock certificates representing FNB common stock being submitted with this election form, the stock certificates submitted with this election form must be accompanied by appropriate signed stock powers, and the signatures appearing on such stock powers and on this election form must be guaranteed by an eligible financial institution or broker who is a member or participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in "Special Payment Instructions."

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          3.          Stock Transfer Taxes. It is a condition to the issuance of any check or stock certificate representing Southern common stock in any names other than the names in which the surrendered FNB common stock certificates are registered that the persons requesting the issuance of such check or stock certificate representing Southern common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          4.          Special Delivery Instructions. If checks or stock certificates representing Southern common stock are to be delivered to someone other than the registered holders, or to the registered holders at an address other than that appearing above, please check the appropriate box in "Special Delivery Instructions" and insert the appropriate address in the space provided on this Election Form.

          5.          Lost Certificate. If your stock certificates representing FNB common stock have been lost, stolen or destroyed, you should check the box on the face of the election form indicating that the stock certificates are lost, complete the rest of the election form, including the Affidavit For Lost Stock Certificates below, and return it to the Exchange Agent, along with a check payable to Southern Michigan Bank & Trust in the amount of a bond premium calculated as follows: $0.45 multiplied by the number of lost shares of FNB common stock (minimum $50.00). By way of example, the bond premium for 200 lost shares of FNB common stock would be $90.00 (200 x $0.45 = $90.00). This election form and related documents cannot be processed until the lost, stolen or destroyed stock certificates have been replaced.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

          The undersigned hereby attests and certifies the following: That I am the lawful owner of the stock certificates listed on this election form as lost. I have searched for the stock certificates and I cannot locate the stock certificates. I have not endorsed, hypothecated, sold or pledged or encumbered ownership of the stock certificates in any form whatsoever.

          In requesting the replacement of the stock certificates, I hereby agree that: If I subsequently locate the stock certificates, I will tender them for cancellation. I indemnify, protect and hold harmless Southern Michigan Bancorp, Inc., FNB Financial Corporation, Traveler's Casualty and Surety Company of America, Southern Michigan Bank & Trust, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the stock certificates. All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

          I acknowledge that the stock certificates will be replaced under a surety bond underwritten by Traveler's Casualty and Surety Company of America. My check, payable to Southern Michigan Bank & Trust, to cover the applicable bond premium (minimum $50.00) is enclosed. I further acknowledge that any filing of an insurance bond application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:________________________________________________________

Co-Owner, if any: __________________________________________________ Date: ______________, 20____

          6.          Determination of Questions. All questions with respect to this election form and elections made by holders of FNB common stock (including, without limitation, questions relating to the effectiveness or revocation of any elections and questions relating to any allocation adjustments) will be determined by Southern and/or the Exchange Agent, whose determination will be conclusive and binding. Southern and/or the Exchange Agent have the right to reject any and all election forms not in proper form or to waive any irregularities in any such form, although neither represent that they will do so. Southern and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of FNB common stock of any defects in an election form and may take reasonable action to assist holders to correct any defects; however, neither Southern nor the Exchange Agent is under any obligation to notify a holder of FNB common stock of any defect in an election form.

          7.          Important Tax Information: Substitute Form W-9. Each holder of FNB common stock must provide the Exchange Agent with the holder's correct Taxpayer Identification Number ("TIN") on the above Substitute Form W-9 and certify whether the holder is subject to backup withholding. Failure to provide this information on the Substitute Form W-9, may subject a holder to federal income tax withholding at the applicable withholding rate on payments made to the holder with respect to the exchange of the holder's FNB common stock. An individual holder's TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if the holder is subject to backup withholding.

          Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the appropriate box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, the individual must submit a statement, signed under penalties of perjury, attesting to the individual's exempt status. Forms of such statements may be obtained from the Exchange Agent. If backup withholding applies, the Exchange Agent is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

          8.          Inquiries. All inquiries with respect to the surrender of FNB common stock certificates should be made directly to the Exchange Agent, Southern Michigan Bank & Trust, Attn: trust department, at (517) 279-5503.

[Page 2, Part 2]